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                                                                    Exhibit 23.1



Consent of Independent Auditors

         We consent to the incorporation by reference in this Registration Statement of Burnham Pacific Properties, Inc. on Form S-3 of our reports dated February 12, 1998 appearing in the Annual Report on Form 10-K of Burnham Pacific Properties, Inc. for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this registration statement.

/s/ Deloitte & Touche LLP

San Diego, California
December 28, 1998